  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14 A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CollabRx, Inc.

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44 Montgomery Street, Suite 800
San Francisco, CA 94104

Dear Fellow Stockholders:

CollabRx maintained its momentum during fiscal 2014 across a range of milestones in key areas, including important new customer and business partnerships, significant new product launches, collaborations with its advisors on publishing scientific and medical advances, knowledgebase and expert network expansion, and key staff appointments. We generated $658,000 in revenue and ended the year with $1.43 million in cash. Following the end of the year, we completed a public follow-on offering using our shelf registration and raised an additional $1.8 million in gross proceeds.

Quest Diagnostics, Cynvenio Biosystems, CellNetix, The Jackson Laboratory and Genoptix all signed on to our Genetic Variant Annotation™ (GVA) Service, launched in our second fiscal quarter, which provides the vitaldata for interpreting multi-gene genetic test panels for cancer tumors.We identify the “actionable” genetic alterations in the test results and provide the evidence behind the therapeutic strategies that experts have used to treat patients with those same or similar markers, including information on approved and investigational drugs and clinical trials. We charge customers for this service on a per-test basis,giving us the potential to capture what we believe will be exponential growth in genetic testing in cancer.

We entered into an agreement with Affymetrix, a leading provider of genomic analysis platforms, to include data on copy number variation of genes within our GVA service.Reporting on genetic mutations along with copy number variation is an emerging standard for integrated clinical cancer panels offered by the leading laboratories.This agreement broadens the reach and appeal of our GVA service to users of Affymetrix and other similar testing platforms.

We launched CancerRx, our iPhone/iPad mobile app, which combines our four Therapy Finders™ for lung, colorectal, metastatic breast cancers and melanoma with an oncology-oriented news feature provided by our online media partner, MedPage Today, the physician-oriented property of Everyday Health, Inc.In addition to sharing expected advertising and data analytics revenue with MedPage Today, this product is a way to build a strong brand identity with oncology professionals.

Our network of more than 75 leading clinicians in oncology gives us unprecedented access to important developments in cancer diagnostics and therapeutics. At the recent American Society of Clinical Oncology (ASCO) meeting, we co-authored an abstract on genetic alterations in esophageal cancers with researchers at the University of Chicago and University of Wisconsin. This effort was led by the Chairman of our Lung Cancer Advisory Board, Dr. Ravi Salgia, Professor of Medicine and Director of the Chest Oncology and Thoracic Oncology Research Program at University of Chicago Medicine.

CollabRx has established itself in a unique and important position in the field of precision oncology and personalized medicine, but this field is just emerging and changing rapidly.It is a challenge to know how it could develop over the next several years, but as long as we are focused on providing the knowledge that helps physicians help patients in this dynamic environment, we are confident about our ability to grow and prosper. We look forward to ongoing progress as we build CollabRx into a major company in this emergent market.

Your management and Board of Directors thank you, along with our customers, partners and employees, for your continued support.

Sincerely,

Thomas R. Mika
Chairman, President & CEO

 CollabRx, Inc
44 Montgomery Street, Suite 800
San Francisco, CA 94104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 25, 2014

The Annual Meeting of Stockholders of CollabRx, Inc. (the “Company”) will be held at the offices of Goodwin Procter LLP, located at 135 Commonwealth Drive, Menlo Park, California 94025 on September 25, 2014, at 10:00 a.m. (Pacific Time) for the following purposes:

1.	To elect each of Paul Billings, James Karis, Jeffrey M. Krauss, Thomas R. Mika, and Carl Muscari as a member of the Board of Directors of the Company to hold office for a one-year term and until their successors are duly elected and qualified;

2.	To approve an amendment to our 2007 Incentive Award Plan, as amended, pursuant to which the number of shares available for issuance under the plan will be increased from 666,490 shares to 866,490 shares plus the number of reserved but unissued shares under our prior plans;

3.	To ratify the appointment of Burr, Pilger & Mayer LLP as our Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2015; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  We know of no other matters to be presented at the Annual Meeting.  If any other matters come before the Annual Meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.  Only stockholders of record at the close of business on August 4, 2014 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Each of these stockholders is cordially invited to be present and vote at the Annual Meeting in person. For ten days prior to the Annual Meeting, a complete list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company’s San Francisco office.

By Order of the Board of Directors

COLLABRX, INC.
/s/ THOMAS R. MIKA
Name: Thomas R. Mika
Title: President & CEO, Acting Chief Financial Officer, Secretary and Treasurer

San Francisco, California

July 28, 2014

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE SUBMIT YOUR PROXY VIA THE INTERNET OR TELEPHONE, OR COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY IN THE RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.   THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN THE EVENT YOU ATTEND THE ANNUAL MEETING IN PERSON.  THANK YOU FOR VOTING PROMPTLY.

COLLABRX, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 25, 2014

INTRODUCTION

General

CollabRx, Inc. is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. (Pacific Time) on Thursday, September 25, 2014, and at any adjournments or postponements of the Annual Meeting. We will hold the meeting at the offices of Goodwin Procter LLP, located at 135 Commonwealth Drive, Menlo Park, California  94025. We are soliciting proxies for the purposes of: (1) electing each of Paul Billings, James Karis, Jeffrey M. Krauss, Thomas R. Mika, and Carl Muscari as a member of the Board of Directors of the Company to hold office for a one-year term and until their successors are duly elected and qualified;  (2) approving an increase in the number of shares available for issuance under our 2007 Incentive Award Plan, as amended; (3) ratifying the appointment of Burr, Pilger & Mayer LLP as our Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2015 and (4) transacting such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting. The approximate date when this proxy statement and accompanying form of proxy are first being sent to stockholders is August 16, 2014.

Solicitation

This solicitation is made on behalf of our Board of Directors. Costs of the solicitation will be borne by us. Our directors, officers and employees and our subsidiaries may also solicit proxies by telephone, fax or personal interview. No additional compensation will be paid to such directors, officers or employees or subsidiaries for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders. The costs of printing, mailing, contacting banks, brokers and proxy intermediaries, soliciting votes and other activities related to the solicitation are estimated to be approximately $30,000.

Voting

Holders of record of our common stock as of the close of business on August 4, 2014 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding common stock constitutes the only class of our securities entitled to vote at the Annual Meeting, and each share of common stock entitles the holder to one vote. At the close of business on July 18, 2014, there were 2,928,287 shares of common stock issued and outstanding. Two or more stockholders representing a majority of the outstanding shares must be present in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

The Company will appoint an election inspector for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting.

Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR:

•	the election of each of the directors nominated below;

•	the increase in the number of shares available for issuance under the 2007 Incentive Award Plan, as amended, from 666,490 shares to 866,490 shares plus the number of reserved but unissued shares under our prior plans; and

•	the ratification of the appointment of Burr, Pilger & Mayer LLP as our Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2015.

With respect to any other business that may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders.

Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present for purposes of determining the presence of a quorum.

In voting for the election of directors, each share has one vote for each position to be filled, and there is no cumulative voting.  Directors shall be elected by a plurality of the votes cast.  Abstentions, withheld votes and broker non-votes will have no effect on the outcome of the election of directors.

The proposal to approve an amendment to our 2007 Incentive Award Plan, as amended, pursuant to which the number of shares available for issuance under the plan will be increased from 666,490 shares to 866,490 shares plus the number of reserved but unissued shares under our prior plans requires the favorable vote of a majority of the votes present and entitled to vote on the proposal.  Abstentions will have the same effect as votes against such proposal.  Broker non-votes will not be counted as votes for or against such proposal and will not be included in counting the number of votes necessary for approval of this proposal.

The proposal to ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2015 requires the favorable vote of a majority of the votes present and entitled to vote on the proposal.  Abstentions will have the same effect as votes against this proposal.  Broker non-votes will not be counted as votes for or against this proposal and will not be included in counting the number of votes necessary for approval of this proposal.

All other proposals require the favorable vote of a majority of the votes present and entitled to vote on the particular proposal.  Abstentions will have the same effect as votes against such proposals.  Broker non-votes will not be counted as votes for or against such proposals and will not be included in counting the number of votes necessary for approval of any such proposal.

Voting Electronically Over the Internet or By Telephone

Stockholders whose shares are registered in their own names may vote by mail or electronically over the Internet or by telephone. Instructions for voting over the Internet or by telephone are set forth in the enclosed proxy card. The Internet and telephone voting facilities will close at 3:00 a.m. (Eastern Time) on September 25, 2014, the Annual Meeting day. If your shares are held in street name, the voting instruction form should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Financial Solutions online program. This program allows eligible stockholders who receive a paper copy of the proxy statement the opportunity to vote over the Internet or by telephone. If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided. Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or by submitting prior to the time of the Annual Meeting a duly executed proxy bearing a later date. Stockholders who have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to so notify the Secretary of the Company prior to the time of the Annual Meeting.  We request that all such written notices of revocation to the Company be addressed to Thomas R. Mika, c/o CollabRx, Inc., 44 Montgomery Street, Suite 800, San Francisco, California 94104.

GENERAL INFORMATION

CollabRx, Inc. (f/k/a Tegal Corporation) was formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc.  Until recently, we designed, manufactured, marketed and serviced specialized systems used primarily in the production of semiconductors and micro-electrical mechanical devices, including integrated circuits, memory devices, sensors, accelerometers and power devices.  Beginning in late 2009, we experienced a sharp decline in revenues resulting from the collapse of the semiconductor capital equipment market and the global financial crisis.  In a series of transactions from 2010 to 2012, we sold the majority of our operating assets and intellectual property portfolio.  During the same time period, our Board of Directors evaluated a number of strategic alternatives, which included the continued operation of the Company as a stand-alone business with a different business plan, a merger with or into another company, a sale of the Company’s remaining assets, and the liquidation or dissolution of the Company.  We investigated opportunities within and outside the semiconductor capital equipment industry and evaluated a number of transactions involving other diversified technology-based companies.  Throughout this process, we developed and refined our criteria for a business combination, with an eventual focus on the healthcare industry, and specifically information technology and services within the healthcare industry.   In July 2012, we completed our acquisition of CollabRx, Inc. and following approval by our stockholders on September 25, 2012, we amended our charter and changed our name to “CollabRx, Inc.”

CollabRx, Inc. is a development stage company just entering the commercialization phase of our business.  We are focused on developing products that support clinical decision-making by delivering content-rich knowledge-based products and with an emphasis on genomics-based “precision” medicine and big data analytics in oncology.   Our proprietary content is organized in a knowledge base that expresses the relationship between genetic profiles and therapy considerations including molecular diagnostics, medical tests, clinical trials, drugs, biologics, and other information relevant for cancer treatment planning.  We have developed a method for capturing how practicing physicians use this information in the clinical setting, by incorporating within the knowledge base the views of a large network of independent key opinion leaders in medicine and medical research.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our bylaws require that there be a minimum of two and maximum of eight members of the Board of Directors. Our Board of Directors is currently comprised of six members. Directors are elected at each Annual Meeting and hold office until their successors are duly elected and qualified at the next Annual Meeting. Pursuant to a resolution adopted by the Board of Directors, the authorized number of members of the Board of Directors has been set at six. One director, Mr Gilbert Bellini, has decided voluntarily not to stand for re-election.  Hence, following the Annual Meeting there will be one vacancy on our Board of Directors.

In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the five nominees designated below to serve until the Annual Meeting of Stockholders for the fiscal year ending March 31, 2015 and until their respective successors shall have been duly elected and qualified. Each of Messrs. Billings, Karis, Krauss, Mika, and Muscari is a current director. Mr. Gilbert Bellini has voluntarily decided not to stand for election for another term as a director.  Mr. Bellini originally joined the Board of Directors of our Company in September 2008 as a representative for Alcatel Micro Machining. He resigned his board membership in December 2010 after the transfer of our shares from Alcatel Micro Machining and was reappointed to our Board of Directors as an independent director in January 2011.  The Board of Directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors.  We have fewer nominees named than the number fixed by a resolution adopted by the Board of Directors, and the Board of Directors is in the process of seeking candidates for the vacant position on the Board of Directors.  Stockholders may not vote for a greater number of persons than the number of nominees named.

Nominees for Election as Director

Name	Age	Director Since
Paul Billings, Director	62	2014
James Karis, Director	66	2012
Jeffrey M. Krauss, Director	58	1992
Thomas R. Mika, President & CEO, Acting Chief Financial Officer, Secretary and Treasurer, Chairman of the Board of Directors	63	1992
Carl Muscari, Director	63	2007

Paul R. Billings, MD, PhD, FACP, FACMG, joined our Board of Directors on April 7, 2014.  Dr. Billings, is a nationally recognized expert on genomic and precision medicine and a board certified internist and clinical geneticist whose career has been devoted to improving patient care by expanding the use of medically relevant genomic technologies in clinical settings, most recently as Chief Medical Officer of Life Technologies, Inc. (acquired by Thermo Fisher Scientific, Inc. in March, 2014).  Currently, Dr. Billings serves in multiple roles in industry and government, including as Executive Chairman, Melanoma Diagnostics, Inc., and director of Trovagene, Inc., DecisionQ, Inc. and PAX Neuoscience, Inc. He was Co-Founder and first Medical Director of the Cordblood Registry, Inc., past Senior Physician and SVP of Laboratory Corporation of America, Inc. (LabCorp), Co-Founder and Past Director of Omicia, Inc., Founder and EVP of GeneSage, Inc., and past Director of Ancestry.com, Inc.  Dr. Billings currently serves on the Scientific Advisory Board of the FDA, the Genomic Medicine Advisory Committee at the Dept. of Veterans Affairs, and the National Academy of Sciences Institute of Medicine’s Roundtable on Genomics. Dr. Billings was the former Director and Chief Science Officer of the Genomic Medicine Institute at El Camino Hospital.  He was also a member of the United States Dept. of Health and Human Services Secretary’s Advisory Committee on Genetics, Health and Society.  Dr. Billings has held academic appointments at prestigious universities including Harvard University, UCSF, Stanford University and UC Berkeley, and has served as a physician at numerous medical centers. He is the author of nearly 200 publications and books on experimental and clinical medicine. His work on genetic discrimination was instrumental in the creation and passage of the federal Genetic Information Non-Discrimination Act of 2008.  Dr. Billings holds an M.D. from Harvard Medical School and a Ph.D. in immunology from Harvard University.

The Board of Directors has determined that Dr. Billings’ substantial work experience in companies in the management and healthcare industry and his education give him the appropriate set of skills to serve as a member of our Board of Directors.

James M. Karis joined our Board of Directors in July 2012 with our acquisition of CollabRx where he served as its Chief Executive Officer from September 2011.  Mr. Karis served as Co-Chief Executive Officer of our company from July 2012 until December 2012, after which he was appointed as CEO of Mapi Group, a service provider to the global healthcare industry.   Prior to CollabRx, Mr. Karis was an independent consultant from May 2009 to September 2011.  From January 2000 until May 2009, he served as President and Chief Executive Officer of Entelos, Inc., a U.S. based life sciences technology company.  Prior to Entelos, he held senior positions in the contract research industry, serving as Chief Operating Officer and President of PAREXEL International Corporation, and earlier, as Chief Operating Officer of Pharmaco International. He was the Vice President of International Operations for Baxter International and a founder of KMR Group, a leading pharmaceutical R&D benchmarking consulting firm.   Mr. Karis serves on the Board of Directors of Datatrak, Inc..  Mr. Karis has a B.S. degree in Management and Economics from Purdue University and a Masters in Applied Economics from The American University.

The Board of Directors has determined that Mr. Karis’ substantial work experience in companies in the management and healthcare industry and his education give him the appropriate set of skills to serve as a member of our Board of Directors.

Jeffrey M. Krauss has served as a director of our company since June 1992. Since February 2012, Mr. Krauss has been a managing member of PPC Enterprises, LLC a private equity firm, where he heads the firm’s healthcare practice.  From April 2000 until February 2012 Mr. Krauss was a Managing Member of Psilos Group Managers, LLC, a New York based venture capital firm, and a Managing Member of the general partner of Psilos Group Partners I, LP, Psilos Group Partners II, LP, Psilos Group Partners II-S, LP and Psilos III, each a venture capital partnership. From 1990 until April 2000, Mr. Krauss was a general partner of the general partner of Nazem & Company III, L.P. and Nazem & Company IV, L.P., both venture capital funds. He was also a general partner of The Transatlantic Fund, a joint venture capital fund between Nazem & Company and Banque Nationale de Paris of France. Prior to joining Nazem & Company, Mr. Krauss was a corporate attorney with the law firm of Simpson Thacher & Bartlett, where he specialized in leveraged buyout transactions. He currently serves as a director of several private companies.

Due to Mr. Krauss’ long history with our company and his extensive experience as an investor in various companies, the Board of Directors believes that Mr. Krauss has skills enabling him to contribute meaningfully to our Board of Directors and CollabRx.

Thomas R. Mika was appointed out President and Chief Executive Officer in March 2005 and appointed Chairman of the Board in October 2006.  In addition, he holds the positions of Acting Chief Financial Officer and Secretary. His previous service with Tegal was as Executive Vice President and Chief Financial Officer and as member of the Board of Directors from 1992 to 2002. Mr. Mika began his association with Tegal in 1990, when he served as consultant to Nazem & Company, a venture firm that acquired the company from Motorola. Previously, Mika co-founded IMTEC, a boutique investment firm whose areas of focus included health care, pharmaceuticals, media and information technology. Earlier in his career, Mika was a managing consultant with Cresap, McCormick & Paget and a policy analyst for the National Science Foundation, where he was a member of the initial three-person team that developed and published the landmark Science Indicators, the biennial report of the National Science Board to the President of the United States. Thomas R. Mika holds a Bachelor of Science degree in Microbiology from the University of Illinois at Urbana-Champaign and a Master of Business Administration degree from the Harvard Graduate School of Business.

The Board of Directors has concluded that Mr. Mika should serve on CollabRx’s Board of Directors based on his deep knowledge of CollabRx gained from his positions as President and Chief Executive Officer, as well as his substantial senior management, finance and consulting experience.

Carl Muscari has served as a director of our company since November 2007. Mr. Muscari is currently the Chief Executive Officer of MSRC Co., a leading independent distributor of computer and electronics components based in Brentwood, New Hampshire.  During his tenure at MSRC, Mr. Muscari has been credited with the turn-around and modernization of this privately held company.  From 1999 until 2003, Mr. Muscari served as Chairman and CEO of Video Network Communications, Inc., based in Portsmouth, New Hampshire.  Prior to VNCI, Mr. Muscari was President of Acuity Imaging, Inc., a machine vision company, and President & CEO of Exos, Inc. a private company with force-feedback controls technology incorporated into home video, arcades and PCs, which was sold to Microsoft in 1996.  He was Executive Vice President and Chief Operating Officer of Madison Cable Corp., a high volume manufacturer of electronic cable for the computer industry, and the Vice President and General Manager of the Seals Division of Ferrofluidics Corp., a major supplier to the semiconductor, disk drive and aerospace industries.  Mr. Muscari began his career at Westinghouse Corporation, where he was a thermal-hydraulic engineer.  Mr. Muscari holds a BS Mechanical Engineering degree from Cornell University, an MS Mechanical Engineering degree from the Massachusetts Institute of Technology and an MBA from the Harvard University Graduate School of Business.

Based on Mr. Muscari’s substantial executive experience in technology-based companies and his education, the Board of Directors believes Mr. Muscari has the appropriate set of skills to serve as a member of CollabRx’s Board of Directors.

All directors hold office until our next annual meeting of the stockholders and until their successors have been duly elected or qualified. There are no family relationships between any of our directors or executive officers.

Board of Directors and Committees of the Board

In fiscal 2014, the Board of Directors held nine meetings. All directors attended at least 75% of the total number of board meetings and meetings of board committees on which the directors served during the time they served on the board or committees.

The Board of Directors has determined each of the following current directors is an “independent director” as such term is defined in Marketplace Rule 5605(a)(2) of the NASDAQ Stock Market: Gilbert Bellini, Paul Billings, Jeffrey M. Krauss and Carl Muscari.

The Board of Directors has established a standing Audit Committee, a standing Compensation Committee and a standing Nominating/Corporate Governance Committee. Each of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee is composed entirely of independent directors in accordance with current NASDAQ listing standards. Furthermore, each member of our Audit Committee meets the additional independence and financial requirements standards required by the NASDAQ Stock Market and the Securities and Exchange Commission, or SEC. The Board of Directors has further determined that Jeffrey M. Krauss, Chairman of the Audit Committee, is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC, by virtue of his relevant experience listed in his biographical summary provided above.

Audit Committee

In fiscal year 2014, the Audit Committee consisted of Messrs. Krauss (Chairman), Bellini and Muscari.  Mr. Bellini has declined to stand for election for another term as a member of the Board, and we expect he will be replaced on the Audit Committee by Dr. Billings.  The Audit Committee reviews the adequacy of internal controls and the results and scope of the audit and other services provided by the Company’s independent auditors. The Audit Committee meets periodically with management and the independent auditors. The Audit Committee held four meetings in fiscal 2014. The Board of Directors has adopted an Audit Committee Charter, a copy of which is posted on our website at www.collabrx.com.

Compensation Committee

In fiscal year 2014, the Compensation Committee consisted of Messrs. Muscari (Chairman), Bellini and Krauss.  The Compensation Committee held one meeting in fiscal 2014.  Mr. Bellini has declined to stand for election for another term as a member of the Board, and we expect he will be replaced on the Compensation Committee by Dr. Billings.  The functions of the Compensation Committee include establishing salaries, incentives and other forms of compensation for our officers and other employees and administering our incentive compensation and benefit plans. The Board of Directors has adopted a compensation committee charter, a copy of which is posted on our website at www.collabrx.com.

Compensation Committee Interlocks and Insider Participation

There are no interlocking relationships between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Nominating/Corporate Governance Committee

In fiscal year 2014, the Nominating/Corporate Governance Committee was comprised of Messrs. Krauss, Bellini and Muscari (Chairman).  The Nominating/Corporate Governance Committee held one meeting in fiscal 2014 to consider the appointment of Dr. Billings as a new member of the Board of Directors effective in fiscal year 2015.  Mr. Bellini has declined to stand for election for another term as a member of the Board, and we expect he will be replaced on the Nominating/Corporate Governance Committee by Dr. Billings.  The functions of the Nominating/Corporate Governance Committee are to identify qualified candidates for election to the Board of Directors and establish procedures for the director candidate nomination and evaluation. The Nominating/Corporate Governance Committee is also responsible for developing and recommending to our Board of Directors corporate governance guidelines, as well as overseeing the evaluation of our Board of Directors.  The Board of Directors has adopted a Nominating/Corporate Governance Committee charter, a copy of which is posted on our website at www.collabrx.com.

The Nominating/Corporate Governance Committee considers candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. The Nominating/Corporate Governance Committee may retain recruiting professionals to identify and evaluate candidates for director nominees. No recruiting professionals were retained for this purpose during fiscal 2014.

The Nominating/Corporate Governance Committee strives for a mix of skills and diverse perspectives that are essential for the Board of Directors. In selecting the nominees, the Nominating/Corporate Governance Committee assesses the independence, business judgment, management, accounting and finance, industry and technology knowledge, understanding of manufacturing, leadership, strategic vision, knowledge of international markets and marketing. Further criteria include a candidate’s personal and professional ethics, integrity and values, as well as the willingness to devote sufficient time to attend meetings and participate effectively on the Board of Directors.  Although the Nominating/Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

Stockholders may recommend potential candidates for director.  Recommended candidates are screened according to the criteria outlined above and some recommended candidates may be interviewed by the Nominating/Corporate Governance Committee.  The same identifying and evaluating procedures apply to all candidates for direct nomination, including candidates nominated by stockholders.

No candidates were recommended by stockholders during fiscal 2014.

If you would like the Nominating/Corporate Governance Committee to consider a prospective candidate, in accordance with our bylaws, please submit the following information to Thomas R. Mika, Corporate Secretary, CollabRx, Inc., 44 Montgomery Street, Suite 800, San Francisco, California 94104, no less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. For our 2014 Annual Meeting, the notice must be delivered between June 28, 2014 and July 28, 2014. However, if our 2014 Annual Meeting is not held within 30 days before or after September 25, 2014, the notice must be delivered no later than the close of business on the 10th day following the earlier of the day on which the first public announcement of the date of the 2014 Annual Meeting was made or the day the notice of the 2014 Annual Meeting is mailed. For stockholder proposals to be considered for inclusion in the proxy statement for the 2014 Annual Meeting, they must be submitted in writing to our Corporate Secretary, CollabRx, Inc., 44 Montgomery Street, Suite 800, San Francisco, California 94104.  The stockholder’s notice must include the following information for the person proposed to be nominated:

•	his or her name, age, nationality, business and residence addresses;

•	his or her principal occupation and employment;

•	the class and number of shares of stock of CollabRx owned beneficially or of record by him or her;

•	any other information required by the SEC to be disclosed in a proxy statement; and

•	a statement whether he or she, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation that will become effective upon the occurrence of both (i) the failure to receive the required vote for re-election at the next meeting and (ii) acceptance of the resignation by the applicable committee of the Board.

The stockholder’s notice must also include the following information for the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	name(s) and address(es);

•	a description of any arrangements or understandings between the stockholder giving notice and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made;

•	a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to nominate the person named in the notice;

•	a representation as to whether the stockholder is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CollabRx’s outstanding capital stock required to elect the nominee and/or solicit proxies in support of the nomination; and

•	any other information that would be required by the SEC to be included in a proxy statement.

The notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The chair of the Annual Meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our bylaws, the Nominating/Corporate Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other Board nominee candidate and will recommend to the Board whether or not the stockholder nominee should be nominated by the Board and included in our proxy statement. These criteria are described above in the description of the Nominating/Corporate Governance Committee. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating/Corporate Governance Committee in connection with its evaluation.

Stockholders may also communicate directly to members of the Board of Directors or to the chairmen of the standing committees. Communications received in writing will be forwarded to the appropriate member if sent to the following addresses:

•	Chairman of the Board, c/o CollabRx, Inc., 44 Montgomery Street, Suite 800, San Francisco, California 94104;

•	Chairman of the Nominating/Corporate Committee of the Board, c/o CollabRx, Inc., 44 Montgomery Street, Suite 800, San Francisco, California 94104;

•	Chairman of the Audit Committee of the Board, c/o CollabRx, Inc., 44 Montgomery Street, Suite 800, San Francisco, California 94104; or

•	Chairman of the Compensation Committee of the Board, c/o CollabRx, Inc., 44 Montgomery Street, Suite 800, San Francisco, California 94104.

Board Leadership

Mr. Mika serves as our Chief Executive Officer and as our Chairman of the Board of Directors as well as Acting Chief Financial Officer, Secretary and Treasurer.  There is no Company policy on whether these roles should be separate or combined.  Rather, the decision is based on the best interests of the Company and its stockholders under the circumstances existing at the time. The Board of Directors believes that Mr. Mika is currently best qualified to develop agendas that ensure that the Board of Directors' time and attention are focused on the matters most critical to the Company. The Board of Directors also believes that the composition of the Board, its extensive familiarity with management and the Company, the performance of the Company with respect to governance issues and the existence of three independent directors adequately ensures the independence of the Board of Directors, the satisfactory adherence to applicable governance principles and effective and consistent oversight of management and the Company.

Board of Directors’ Role in Risk Oversight

The Board of Directors is responsible for the oversight of the major risks facing the Company, its overall risk management process and management's proposals for their mitigation, all with an additional focus and support of the achievement of organizational objectives, including strategic objectives, the improvement of long-term organizational performance and the enhancement of stockholder value.  Management is responsible for establishing the Company’s business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board of Directors reviews the Company’s high-level business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company.  In addition, the Board of Directors has delegated oversight of certain categories of risk to the Audit, Compensation and Nominating/Corporate Governance Committees. The Audit Committee reviews and discusses with management significant financial and nonfinancial risk exposures, including internal controls and the quality and integrity of financial reports, and the steps management has taken to monitor, control and report such exposures. The Compensation Committee oversees management of risks relating to the Company's compensation plans and programs. The Nominating/Corporate Governance Committee manages risks associated with director governance, director independence and business conduct and ethics.  Each of the committees report to the Board of Directors regularly on matters relating to the specific areas of risk such committees oversee.

Director Attendance at Annual Meetings

The Board of Directors encourages, but does not require, director attendance at the Annual Meeting of Stockholders. Messrs. Bellini, Krauss and Muscari attended the annual meeting held on September 25, 2013 via teleconference.   Messrs. Mika and Karis attended the meeting in person.

Required Vote

Proxies voting for the election of the Company’s directors cannot be voted for a greater number of persons than the number of nominees named. The five nominees receiving the highest number of affirmative votes of the outstanding shares of common stock present or represented by proxy and entitled to vote shall be elected as directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified. As a result, abstentions, withheld votes and broker non-votes will have no effect on the outcome of election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2
AMENDMENT TO THE 2007 INCENTIVE AWARD PLAN

On July 23, 2014, our Board of Directors, subject to stockholder approval, unanimously adopted an amendment to the Company’s 2007 Incentive Award Plan (as amended, the “2007 Plan”) to increase the number of shares available for issuance under the 2007 Plan from 666,490 shares to 866,490 shares plus the number of reserved but unissued shares under the Prior Plans (as defined).

The Board believes that the 2007 Plan promotes the success and enhances the value of the Company by linking the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance.

The 2007 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals. A summary of the principal provisions of the 2007 Plan is set forth below.

Administration

The 2007 Plan is administered by the Board. The Board may delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend awards to participants other than senior executives of the Company who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or employees who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

The Board has the exclusive authority to administer the 2007 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction.

Eligibility

Persons eligible to participate in the 2007 Plan include all members of the Board, approximately 15 employees, and approximately 5 consultants of the Company and its subsidiaries, as determined by the Board.

Limitation on Awards and Shares Available

Currently, the aggregate number of shares available for issuance under the 2007 Plan is the sum of (i) 666,490 shares and (ii) the number of reserved but unissued shares of common stock under our Eighth Amended and Restated 1998 Equity Participation Plan and our Fifth Amended and Restated Stock Option Plan for Outside Directors (together, the “Prior Plans”) or shares that are subject to awards under the Prior Plans which are forfeited or have expired prior to exercise.  As of July 7, 2014, an aggregate of approximately 35,810 shares of common stock remained available for grant pursuant to the 2007 Plan.  Giving effect to the proposed amendment to the 2007 Plan, the aggregate number of shares available for issuance under the 2007 Plan will be increased to 866,490 shares plus the number of reserved but unissued shares under the Prior Plans.  The payment of dividend equivalents in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2007 Plan. The shares of common stock covered by the 2007 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2007 Plan.  In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation may be used for grants under the 2007 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2007 Plan.

The maximum number of shares of stock that may be subject to one or more awards granted to any one participant pursuant to the 2007 Plan during any calendar year is currently 100,000 and the maximum amount that may be paid in cash during any calendar year with respect to any performance-based award is $500,000. As of July 7, 2014, the closing price of the common stock on the NASDAQ Capital Market was $2.00 per share. From April 1, 2013 through March 31, 2014, 40,317 shares of Common Stock were acquired by our employees pursuant to exercises of outstanding stock options or restricted stock awards.

 Awards

The 2007 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2007 Plan. See the Summary Compensation Table and Grants of Plan-Based Awards Table, below, for information on prior awards to named executive officers.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2007 Plan. The option exercise price of all stock options granted pursuant to the 2007 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant. Stock options may be exercised as determined by the Board, but in no event after the tenth anniversary date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee’s death. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides. No stock option may be exercised in whole or in part following an employee’s termination of employment by the Company for “cause,” as defined in the 2007 Plan.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Board in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof) or other property acceptable to the Board (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Restricted stock may be granted pursuant to the 2007 Plan. A restricted stock award is the grant of shares of Stock at a price determined by the Board (including zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Board.

A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR.

The other types of awards that may be granted under the 2007 Plan include performance shares, performance stock units, dividend equivalents, deferred stock, restricted stock units, and other stock-based awards.

The Board may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Board for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net income, pre-tax income, operating income, cash flow (including, but not limited to, operating cash flow and free cash flow), earnings per share, return on equity, return on invested capital or assets, cost reductions or savings, funds from operations, appreciation in the Fair Market Value of Stock and earnings before any one or more of the following items: interest, taxes, depreciation or amortization. The Board shall define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Board shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Board may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Amendment and Termination

The Board may terminate, amend, or modify the 2007 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2007 Plan, to permit the Board to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2007 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2007 Plan on or after the tenth anniversary of the date the stockholders approved the 2007 Plan.

New Plan Benefits

The grant of awards under the 2007 Plan is within the discretion of the Compensation Committee. Therefore, the number of shares of Common Stock or dollar value thereof that will be received by or allocated to any stockholder in the future that participates in the 2007 Plan is not determinable.  The Company granted 52,000 shares pursuant to plan-based awards to non-executive employees and 3,332 shares to current Directors in Fiscal 2014.

No. Shares
Name	Granted

Thomas R. Mika, President & CEO, Acting Chief Financial Officer, Secretary and Treasurer	-
Clifford Baron, COO	50,000
Gavin Gordon, VP Strategic Business Development	10,000
Total Current Executive Grants	60,000

Total Non-Executive Employee Grants	52,000

Total Grants to Board of Directors	3,332

Total Executive/Employee/ Director Grants	115,332

Federal Income Tax Consequences

With respect to nonqualified stock options, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2007 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

Required Vote

Adoption of the amendment to the 2007 Plan requires the favorable vote of a majority of the votes present and entitled to vote on the proposal.  Abstentions will have the same effect as votes against such proposal.  Broker non-votes will not be counted as votes for or against such proposal and will not be included in counting the number of votes necessary for approval of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER THE PLAN BY 200,000 SHARES.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our Board of Directors appointed the firm of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm, to audit our financial statements for the fiscal year ended March 31, 2014. We expect representatives of Burr, Pilger & Mayer LLP to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Audit and Audit-Related Fees

The aggregate fees billed for professional services rendered by Burr, Pilger & Mayer LLP for the audit of our annual financial statements for the fiscal year ended March 31, 2014, the reviews of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended March 31, 2014, and services that are normally provided by Burr, Pilger & Mayer LLP in connection with statutory and regulatory filings and engagements for that fiscal year were approximately $220,000.

The aggregate fees billed for professional services rendered by Burr, Pilger & Mayer LLP for the audit of our annual financial statements for the fiscal year ended March 31, 2013, the reviews of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year ending March 31, 2013, and services that are normally provided by Burr, Pilger & Mayer LLP in connection with statutory and regulatory filings and engagements for that fiscal year were approximately $220,000.

Tax Fees

The aggregate fees billed by Burr, Pilger & Mayer, LLP for professional services rendered for tax compliance, tax advice, and tax planning will be approximately $50,000 for the fiscal year ended March 31, 2014 and were approximately $50,000 for the fiscal year ended March 31, 2013.

The aggregate fees billed by Dal Pogetto for professional services rendered for tax compliance were approximately $8,000 for fiscal year ended March 31, 2014.

Audit Committee Pre-Approval Policies

The Audit Committee has adopted a policy that requires the Audit Committee to approve all audit and permissible non-audit services to be provided by the independent auditors. The Audit Committee has established a general pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent auditors. The Chairman of the Audit Committee may specifically approve any service within the pre-approved audit and non-audit service category if the fees for such service exceed the maximum set forth in the policy, as long as the excess fees are not reasonably expected to exceed $50,000. Any such approval by the Chairman must be reported to the Audit Committee at its next scheduled meeting. The general pre-approval fee levels for all services to be provided by the independent auditors are reviewed annually by the Audit Committee. The annual tax return services provided by Burr, Pilger & Mayer were 23% of the total audit fees for the fiscal year ended March 31, 2014 and 23% of the total audit fees for the fiscal year ended March 31, 2013.  100% of the “audit related fees” were approved by the Audit Committee.

Required Vote

Ratification of the appointment of Burr, Pilger & Mayer as our Independent Registered Public Accounting Firm is not required by our bylaws or other applicable legal requirements. However, our Board of Directors is submitting the selection of Burr, Pilger & Mayer to our stockholders for ratification as a matter of good corporate practice. Ratification requires the favorable vote of a majority of the votes present and entitled to vote.  Abstentions will have the same effect as votes against this proposal.  Broker non-votes will not be counted as votes for or against this proposal and will not be included in counting the number of votes necessary for approval of this proposal. If our stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BURR, PILGER & MAYER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2015.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR THE 2015 ANNUAL MEETING

Under the SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2015 Annual Meeting, they must be submitted in writing to our Corporate Secretary, CollabRx, Inc., 44 Montgomery Street, Suite 800, San Francisco, California 94104 on or before  December 16, 2014. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2015 Annual Meeting, an additional notice of any nomination or proposal must be received by us between June 27, 2015 and July 27, 2015.  If our 2015 Annual Meeting is not held within 30 days of September 25, 2015 to be timely, the notice by the stockholder must not be later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of the 2015 Annual Meeting was made or the notice of the meeting was mailed. The public announcement of an adjournment or postponement of the 2015 Annual Meeting will not trigger a new time period (or extend any time period) for the giving of a stockholder notice as described in this proxy statement. Additional information regarding our bylaws is included in this proxy statement beginning on page 5, including a description of the information that must be included in the stockholder notice in order for any proposal to be eligible for inclusion in such proxy statement.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Our annual report on Form 10-K, as amended, for the fiscal year ended March 31, 2014 has been mailed with this proxy statement.

STOCKHOLDERS OF RECORD ON AUGUST 4, 2014 MAY OBTAIN COPIES OF COLLABRX’S ANNUAL REPORT ON FORM 10-K, (EXCLUDING EXHIBITS), QUARTERLY REPORTS ON FORM 10-Q (EXCLUDING EXHIBITS) AND ALL AMENDMENTS THERETO FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO INVESTOR RELATIONS, COLLABRX, INC., 44 MONTGOMERY STREET, SUITE 800, SAN FRANCISCO, CALIFORNIA 94104.

PROXY/VOTING INSTRUCTION CARD

COLLABRX, INC.
THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON
SEPTEMBER 25, 2014

The undersigned hereby appoints each of Thomas R. Mika, Gavin Gordon, George Lundberg and Clifford Baron as proxy, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of CollabRx, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on September 25, 2014, and any and all adjournments or postponements of the Annual Meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

-FOLD AND DETACH HERE –

COLLABRX, INC. – ANNUAL MEETING, September 25, 2014
YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1.	Call toll free 1-866-395-9276 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/clrx and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Please mark your votes as indicated in this example    ☒

PROXY
COLLABRX, INC.
Annual Meeting of Stockholders – SEPTEMBER 25, 2014
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS
 INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE
FIVE NOMINEES LISTED BELOW (PROPOSAL 1), FOR PROPOSAL 2, FOR PROPOSAL 3,
and FOR PROPOSAL 4

The Board of Directors recommends that you vote FOR
the nominees in Proposal 1,  FOR adoption of Proposal 2,
FOR adoption of Proposal 3, and FOR adoption of Proposal 4.

1.	Election of Directors: 01 Paul Billings, 02 James Karis, 03 Jeffrey M. Krauss, 04 Thomas R Mika and 05 Carl Muscari.	FOR	WITHHOLD ALL	FOR ALL EXCEPT
		☐	☐	☐
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

2.
To approve an amendment to the Company’s 2007 Equity Incentive Award Plan pursuant to which the number of shares available for issuance under the plan will be increased from 666,490 to 866,490 shares plus the number of reserved but unissued shares under the Prior Plans.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to ratify the appointment of Burr, Pilger and Mayer as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2015.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments or postponements of the Annual Meeting.

ANY PREVIOUS PROXY EXECUTED BY THE SIGNED IS HEREBY REVOKED.
Receipt of the notice of the Annual Meeting and the proxy statement is hereby acknowledged.
PLEASE BE SURE TO DATE AND SIGN THIS INSTRUCTION CARD BELOW

Signature of Stockholder
Dated	, 2014
Note: Please sign exactly as addressed hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer.